Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

OmniAb, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Rule 457(h)	5,378,903 (2)	$12.37 (3)	$66,537,030.11 (3)	$110.20 per $1,000,000	$7,332.38

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	354,337 (4)	$3.68 (5)	$1,303,960.16 (5)	$110.20 per $1,000,000	$143.70

Equity	Common Stock, $0.0001 par value per share	Rule 457(h)	6,922,042 (6)	$11.76 (7)	$81,403,213.92 (7)	$110.20 per $1,000,000	$8,970.63

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	959,860 (8)	$3.68 (5)	$3,532,284.80 (5)	$110.20 per $1,000,000	$389.26

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	22,627,668 (9)	$3.68 (5)	$83,269,818.24 (5)	$110.20 per $1,000,000	$9,176.33

Equity	Common Stock, $0.0001 par value per share	Rule 457(h)	5,799,496 (10)	$3.62 (11)	$20,994,175.52 (11)	$110.20 per $1,000,000	$2,313.56

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	4,258,109 (12)	$3.68 (5)	$15,669,841.12 (5)	$110.20 per $1,000,000	$1,726.82

Total Offering Amounts					$272,710,323.87		$30,052.68

Total Fee Offsets (13)							$0

Net Fee Due							$30,052.68

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 5,378,903 shares of Common Stock issuable upon exercise of outstanding stock options under the 2022 Ligand Assumed Award Plan.
(3)

The proposed maximum offer price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $12.37 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding and granted under the 2022 Ligand Assumed Award Plan.

(4)	Represents 354,337 shares of Common Stock issuable upon settlement of outstanding restricted stock units under the 2022 Ligand Assumed Award Plan.
(5)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on December 28, 2022, which date is within five business days prior to filing this Registration Statement.

(6)	Represents 6,922,042 shares of Common Stock issuable upon exercise of outstanding stock options under the 2022 OmniAb Assumed Award Plan.
(7)

The proposed maximum offer price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $11.76 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding and granted under the 2022 OmniAb Assumed Award Plan.

(8)	Represents 959,860 shares of Common Stock issuable upon settlement of outstanding restricted stock units under the 2022 OmniAb Assumed Award Plan
(9)	Represents 22,627,668 shares of Common Stock authorized for future issuance under the 2022 Plan.
(10)

Represents 5,799,496 shares of Common Stock issuable upon exercise of outstanding stock options under the 2022 Plan. To the extent outstanding awards (or portions thereof ) under the 2022 Plan are forfeited, expire, or settled for cash (in whole or in part), the shares of Common Stock subject to such awards will be available for future issuance under the 2022 Plan.

(11)

The proposed maximum offer price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $3.62 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding and granted under the 2022 Plan.

(12)	Represents 4,258,109 shares of Common Stock authorized for future issuance under the ESPP.
(13)	The Registrant does not have any fee offsets.